Exhibit 10.10

SEVENTH AMENDMENT AGREEMENT

This SEVENTH AMENDMENT AGREEMENT (this “Seventh Amendment”) is made and entered into as of April 25, 2012, by and among Tang Capital Partners, LP, RTW Investments, LLC, Galena Biopharma, Inc. (formerly RXi Pharmaceuticals Corporation, “Galena”) and RXi Pharmaceuticals Corporation (formerly RNCS, Inc., “RXi”).

WHEREAS, the parties entered into a Securities Purchase Agreement dated as of September 24, 2011 (the “Securities Purchase Agreement”) and the Ancillary Agreements related thereto, including the Bridge Notes;

WHEREAS, the parties entered into several Omnibus Amendments dated as of February 6, 2012, March 5, 2012, March 30, 2012, April 3, 2012, April 11, 2012 and April 18, 2012 (the “Previous Amendments”), amending certain provisions of the Securities Purchase Agreement and the Bridge Notes;

WHEREAS, in light of certain developments with respect to litigation to which Galena is a party, RXi and the Investors wish to be indemnified and held harmless against any losses arising out of such litigation, and Galena wishes to so indemnify RXi and the Investors;

WHEREAS, Galena wishes to be assured, prior to effecting the Spin-Off, that certain facts of which the Investors are presently aware would not constitute a failure of a condition to the obligations of the Investors at the Closing;

WHEREAS, the parties desire to amend or waive certain other provisions of the Securities Purchase Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Certain Definitions. References herein to the “Securities Purchase Agreement” mean the Securities Purchase Agreement as amended by the Previous Amendments and by this Amendment, as the context requires. Capitalized terms used but not defined herein have the meanings ascribed in the Securities Purchase Agreement.

2. Indemnification of RXi and the Investors. Galena hereby agrees that, subject to the Closing, Galena’s indemnification obligations under Section 9.01 of the Securities Purchase Agreement shall apply to all losses, liabilities, deficiencies, costs, damages and expenses (including, without limitation, reasonable attorneys’ fees, charges and disbursements) incurred after the Closing as a result of as a result of claims brought by any of Galena’s warrant holders solely arising out of or relating to the transactions contemplated by the Securities Purchase Agreement. Galena further agrees to indemnify RXi to the same extent it agrees to indemnify the Investors pursuant to the foregoing sentence. Galena’s obligations under this Section 2 are subject to all of the provisions of Article IX of the Securities Purchase Agreement.

3. Certain Assurances. Each of the Investors hereby agrees and represents that, based on the information available to it, the execution and delivery of the Separation and

Settlement Agreement, dated as of the Closing Date, among RXi, Galena, the Investors, Anastasia Khvorova, Ph.D. and Advirna, LLC resolves and satisfies any and all conditions to the Closing contained in Article V of the Agreement as they relate to the employment of Dr. Khvorova by RXi or Galena or RXi’s or Galena’s prior dealings with Advirna, LLC. Each of the Investors and the other parties further agrees and represents that the provisions of Section 4.12(a) and Section 4.13(b) solely with respect to the time limits contained therein are hereby waived by all the parties.

4. Miscellaneous. Capitalized terms used herein and not defined shall have the meanings set forth in the Securities Purchase Agreement as amended. The terms and conditions set forth in Article X of the Securities Purchase Agreement are incorporated herein by reference. Except as specifically set forth in Section 3 hereof, nothing herein shall constitute a waiver of any provision of the Securities Purchase Agreement or any of the Ancillary Documents pursuant to Section 10.03 of the Securities Purchase Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Seventh Amendment as of the date first above written.

GALENA BIOPHARMA, INC.

By:	/s/ Mark J. Ahn
Name: Mark J. Ahn Title: President and Chief Executive Officer

RXi PHARMACEUTICALS CORPORATION

By:	/s/ Mark J. Ahn
Name: Mark J. Ahn Title: President

TANG CAPITAL PARTNERS, LP

By:	/s/ Kevin C. Tang
Name: Kevin C. Tang Title: Managing Director

RTW INVESTMENTS, LLC

By:	/s/ Roderick Wong
Name: Roderick Wong Title: Managing Member

[Signature Page to Seventh Omnibus Agreement]

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